UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 22, 2005

CMS Energy Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Michigan	001-09513	38-2726431
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Energy Plaza, Jackson, Michigan		49201
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	517-788-0550

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Consumers Energy Company
__________________________________________
(Exact name of registrant as specified in its charter)

Michigan	001-05611	38-0442310
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Energy Plaza, Jackson, Michigan		49201
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	517-788-0550

n/a
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On December 22, 2005, the Michigan Public Service Commission (the "MPSC") issued three orders in connection with rate-related matters affecting Consumers Energy Company ("Consumers") pending before the MPSC. These orders and the MPSC’s press release are available on the MPSC website at www.michigan.gov/mpsc.

In a case relating to Consumers’ request to increase base electric rates, the MPSC authorized an annual increase of $86 million, with an 11.15 % return on equity. The administrative law judge had recommended an increase of $112 million, with an 11.25% return on equity. Consumers is directed to file redesigned rates consistent with the rate order by January 10, 2006 after which the MPSC will issue future orders implementing the new rates. Additional elements of the rate order include:

· requiring Consumers to file a letter agreeing to additional expenditures for tree trimming and fossil and nuclear operating and maintenance expenses, as well as establishing a tracking mechanism for certain expenditures;

· a determination that as a result of this order, generation-related costs have been allocated to full service customers, and that such costs therefore cease to be stranded;

· approving a transition tariff for large customers taking service under MPSC approved contracts;

· a provision for contribution of $27 million to the Low Income and Energy Efficiency Fund; and

· ordering the filing of a new rate case no later than July 1st 2008.

In a case relating to Consumers’ request for recovery of regulatory assets under Section 10(d)(4) of the Customer Choice and Electricity Reliability Act of 2000, the MPSC permitted Consumers to recover $333,395,000 through surcharges under a 5-year phase-in plan. The phase-in plan permits recovery of 10% of the total costs in the first year, 15% in the second year, and 25% in the third through fifth years of surcharges.

In a third case, the MPSC issued a temporary order concerning Consumers’ power supply cost recovery ("PSCR") factors for 2006. The MPSC adopted a recommendation of the MPSC Staff to reduce Consumers’ requested PSCR factors for the year 2006 from the requested level to lower quarterly levels. A reduction in the PSCR factor has a negative effect on cash flow. The order establishing these lower factors will remain in place until the MPSC issues a final order in this proceeding. In addition, recovery of PSCR costs is subject to an annual reconciliation process under which the actual costs incurred by Consumers are reconciled with the factors, and any over recovery or under recovery is corrected.

This Form 8-K contains “forward-looking statements” as defined in Rule 3b-6 of the Securities Exchange Act of 1934, as amended, Rule 175 of the Securities Act of 1933, as amended, and relevant legal decisions. The forward-looking statements are subject to risks and uncertainties. They should be read in conjunction with “FORWARD-LOOKING STATEMENTS AND RISK FACTORS” found in the MANAGEMENT’S DISCUSSION AND ANALYSIS sections of CMS Energy Corporation’s and Consumers’ Forms 10-Q for the Quarter Ended September 30, 2005 (both incorporated herein by reference), that discuss important factors that could cause CMS Energy Corporation’s and Consumers’ results to differ materially from those anticipated in such statements.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CMS Energy Corporation

December 23, 2005	By:	S. Kinnie Smith, Jr.

Name: S. Kinnie Smith, Jr.
Title: Vice Chairman of the Board and General Counsel

Consumers Energy Company

December 23, 2005	By:	S. Kinnie Smith, Jr.

Name: S. Kinnie Smith, Jr.
Title: Vice Chairman of the Board